AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF
                           CITIZENS UTILITIES COMPANY

                                            * * * * * * * * * * * * * *

         CITIZENS UTILITIES COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:
         1.       The name of the corporation is

                           CITIZENS UTILITIES COMPANY

         The date of filing its original Certificate of Incorporation with the Secretary of State was November 12, 1935.

         2. The provisions of the Amended and Restated Certificate of Incorporation of the Company as heretofore amended, are hereby amended and restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Citizens Utilities Company without any further amendments and without any further discrepancy between the provisions of the Amended and Restated Certificate of Incorporation as heretofore amended and the provisions of the said single instrument hereinafter set forth.

         3. The  amendments  and the  restatement  of the Amended  and  Restated
Certificate of Incorporation herein certified have been duly adopted by the stockholders and the Board of Directors, respectively, of the Company in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

         4.       The capital of the Company will not be reduced under or by
reason  of  any   amendment  in  this  Amended  and  Restated   Certificate   of
Incorporation hereinafter set forth.

         5. The text of the Amended and Restated Certificate of Incorporation shall upon the effective date of this Amended and Restated Certificate of Incorporation read as follows:

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           CITIZENS UTILITIES COMPANY


         FIRST:            The name of this corporation is

                               CITIZENS UTILITIES COMPANY.

         SECOND: Its principal office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, and its resident agent is The Prentice-Hall Corporation System, Inc.

         THIRD:                The nature of the business and the objects and
purposes to be transacted, promoted, and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

         (a) To purchase or otherwise acquire, own, operate and dispose of all or any part of the business and properties of persons, partnerships, associations, and other corporations engaged in any business, including that of operating public utilities, and to make payment therefor by the issuance of securities of this corporation or in any other manner permitted by law, and in connection therewith to assume any or all of the bonds, mortgages, franchises, leases, contracts, indebtedness, liabilities, and obligations of such corporations, and to do any things necessary or expedient in connection therewith or with the carrying out of any plan of reorganization of predecessor company or any modification therefor.

         (b) To generate, produce, buy, or in any manner acquire, and to sell, dispose of, and distribute electricity for light, heat, power, and other purposes and to carry on the business of furnishing, supplying, manufacturing, and vending light, heat, power, gas, water, steam heat, ice, refrigeration, and any and all businesses incident thereto, and to build, construct, develop, improve, acquire, hold, own, lease, maintain, and operate plants, facilities, and works for the manufacture, generation, production, accumulation, transmission, and distribution of electric energy, gas and steam, for light, power, heat and other purposes, and to acquire, construct, maintain, and operate systems of water works, gas works, steam heating plants, for the supply of water, gas, and steam heat, and to exercise rights of condemnation and eminent domain in connection with the doing of its business objects and purposes as herein set forth so far as may be permissible by law; to acquire, maintain, operate, and exercise all the rights of ownership of any telephone, telegraph, and/or other communication system or systems.

         (c) To build, construct, develop, improve, acquire, hold, own, lease, maintain and operate, by electricity or other power, street railways and interurban railways for the transportation of passengers, mail, express, merchandise, or other freight in any part of the world.

         (d) To produce, mine, buy, sell, store, market, deal in, and prospect for coal and minerals of all kinds and the products and by-products thereof.

         (e) To organize, incorporate, reorganize, finance, and to aid and assist financially or otherwise, companies, corporations, joint stock companies, syndicates, partnerships, and associations of all kinds, and to underwrite, subscribe for, and endorse the bonds, stocks, securities, debentures, notes, or undertakings of any such company, corporation, joint stock company, syndicate partnership or association, and to make any guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligation or undertaking, and to do any and all things necessary or convenient to carry any of such purposes into effect.

         (f) To carry on the business of engineering and contracting in all of its branches; to appraise, value, design, build, construct, enlarge, develop, improve, extend, and repair works, plants, systems, lines, stations, buildings, structures, mines, shafts, tunnels, wells, canals, viaducts, highways, facilities, apparatus, machinery, equipment, appliances and appurtenances, of any and every nature and kind whatsoever.

         (g) To purchase and acquire securities, assets, and property of every kind and description at judicial, judiciary, trustee's, pledgee's, mortgagee's or liquidating or public or private sales, either pursuant to a plan of reorganization or otherwise, and to carry on a general salvage, liquidation, and realization business; and also to do a general commission and brokerage business.

         (h) To hold in trust, issue on commission, make advances upon or sell, lease, license, transfer, organize, reorganize, incorporate, or dispose of any of the undertakings or resulting investments aforesaid, or the stock or securities thereof; to act as agent or depositary for any of the above or like purposes or any purpose herein mentioned, and to act as fiscal agent of any other person, firm or corporation.

         (i) To obtain the grant of, purchase, lease, or otherwise acquire any concessions, rights, options, patents, privileges, lands, rights of way, sites, properties, undertakings or businesses, or any right, option or contract in relation thereto, and to perform, carry out, and fulfill the terms and conditions thereof and to carry the same into effect, and to develop, maintain, lease, sell, transfer, dispose of, and otherwise deal with the same.

         (j) From time to time to apply for, obtain the grant of, purchase or acquire by assignment, transfer or otherwise, and to exercise, carry out and enjoy any license, power, authority, franchise, ordinance, order, right or privilege, which any government or authority, supreme, municipal or local, or any corporation or other public body shall enact, make, or grant.

         (k) To issue shares of the capital, stock, bonds, debentures, debenture stock, notes, and other obligations of this corporation for cash, for labor done, for property, real or personal, or leases thereof, or for any combination of any of the foregoing, or for services rendered or in exchange for the stock debentures, debenture stock, bonds, securities, or obligations of any person, firm, association, corporation, or other organization.

         (l) To purchase, acquire, and lease, and to sell, lease, and dispose of water, water rights, water records, power privileges, and appropriations for power, light, heat, mining, milling, irrigation, agricultural, domestic or any other use or purpose.

         (m) To acquire by purchase, lease, own, hold, sell, mortgage, and encumber both improved and unimproved real estate wherever situate; to survey, subdivide, plat, colonize, and improve the same for the purposes of sale or otherwise; and to construct and erect thereon factories, works, plants, shops, stores, mills, hotels, houses, buildings, and other structures, and to own, use, maintain, manage, and operate the same or any thereof.

         (n) To own and control and acquire, by lease, purchase, construction, or otherwise, steamships, boats, barges, hydroplanes, and vessels of all kinds or interests therein and to operate the same either on Alaska Waters and on the Waters of Puget Sound and on all navigable rivers and waters connected therewith and elsewhere, or both, for the transportation of passengers and freight of all kinds, with power to purchase, build, construct, repair, lease, sell, convey, and operate vessels of all kinds, and all machinery, appliances and apparatus incident, necessary or convenient thereto, or in any way connected therewith; with power also to do a towing business, and also to purchase, own, lease, construct, control, and operate and sell docks, wharves, landings floats, warehouses, dry docks and dock machinery, appliances and apparatus of all kinds; and with the power also to do a general shipbuilding, stevedore, dockage, warehouse, and commission business; to conduct a general cold storage and refrigeration business.

         (o) To subscribe for, or cause to be subscribed for, buy, own, hold, purchase, receive, or acquire, and/or to sell, negotiate, guarantee, assign, deal in, exchange, transfer, mortgage, pledge and/or otherwise dispose of shares of the capital stock, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, acceptances, drafts, and/or evidences of indebtedness issued and/or created by any government or by any political subdivision thereof or by any other corporations, joint stock companies, or associations, whether public, private, or municipal, or any corporate body, and while the owner thereof, to possess and to exercise in respect thereof all the rights, powers, and privileges of ownership, including the right to vote thereon; to guarantee the payment of dividends on any shares of the capital stock of any of the corporations, joint stock companies, or associations in which this corporation has or may at any time have an interest, and to become surety in respect of, endorse, or otherwise guarantee the payment of the principal of or interest on any scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange, or evidences of indebtedness, issued or created by any such corporations, joint stock companies, or associations; to assume and agree to pay all or part of the indebtedness, evidenced by bonds or otherwise, of any corporation, and to assume and agree to perform any covenants, conditions, or agreements contained in any mortgage or trust indenture, and to assume any other obligation, or liability of any corporation; to become surety for or guarantee the carrying out and performance of any and all contracts, leases, and obligations of every kind of any corporations, joint stock companies, or associations, and in particular of any corporation, joint stock company, or association any of whose shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange, or evidences of indebtedness, are at any time held by or for this corporation, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange, or evidences of indebtedness, provided, however, that this Subdivision (o) shall not be construed to authorize this corporation to engage in the business of banking.

         (p) To manufacture, buy, sell, and generally deal in, goods, wares, merchandise, property, and commodities of any and every class and description, and all articles used or useful in connection therewith; to engage in any business whether manufacturing or otherwise which -this corporation may deem advantageous or useful in connection with any or all of the foregoing, and to purchase, acquire, manufacture, market, or prepare for market, sell or otherwise dispose of any article, commodity, or thing which this corporation may use in connection with its business.

         (q) To manage, operate, conduct and supervise the business, properties, and affairs, in whole or in part, of any companies, corporations, joint stock companies, syndicates, partnerships, and associations of all kinds whether it owns any or all of the securities and/or obligations of such companies, corporations, joint stock companies, syndicates, partnerships, and associations or not.

         (r) To secure, purchase, acquire, apply for, register, own, hold, sell, or dispose of any and all copyrights, trademarks and other trade rights.

         (s) To organize, or cause to be organized, under the laws of the State of Delaware, or of any other state, territory, or country, or the District of Columbia, a corporation or corporations for the purpose of accomplishing any or all of the objects for which this corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation, or corporations, or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

         (t) To purchase, apply for, obtain, or otherwise acquire any and all letters patent, licenses, patent rights, patented processes, and similar rights granted by the United States or any other government or country, or any interest therein, or any inventions which may seem capable of being used for or in connection with any of the objects or purposes of this corporation, and to use, exercise, develop, sell, dispose of, lease, grant licenses in respect to, or other interests in the same, and otherwise turn the same to account, and to carry on any business, manufacturing or otherwise, which may be deemed to directly or indirectly aid, effectuate, or develop, the objects or any of them of this corporation.

         (u) To lend money, to borrow money for any of the purposes of this corporation, and to issue bonds, debentures, debenture stock, notes, and other obligations, and to secure the same by pledge or mortgage of the whole or any part of the property, of this corporation, either real or personal, or to issue bonds, debentures, debenture stock, notes, or other obligations without any such security.

         (v) To enter into, make, perform, and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association, or corporation.

         (w) In connection with its business, to draw, make, accept, endorse, discount, guarantee, execute, and issue promissory notes, bills of exchange, drafts, warrants and all kinds of obligations and certificates and negotiable or transferable instruments.

         (x) To purchase, hold, sell, and transfer shares of its own capital stock, bonds, notes, and other obligations of this corporation from time to time to such extent and in such manner and upon such terms as its Board of Directors shall determine; provided that any purchase of any of the shares of the capital stock of the corporation shall not be made when such purchase would cause any impairment of the capital of the corporation; and provided further that shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.

         (y) To have one or more offices, to carry on any or all of its operations and business and without restriction or limit as to amount, to purchase, lease, or otherwise acquire, hold, and own, and to mortgage, sell, convey, lease or otherwise dispose of, real and personal property of every class and description in any of the states or territories of the United States and in the District of Columbia, and in any and all foreign countries, subject to the laws of such state, district, territory, or country.

         (z) To do any and all things herein set forth, and in addition such other acts and things as are necessary or convenient to the attainment of the purposes of this corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world.

                      The foregoing clauses shall be construed both as objects and powers and it is hereby expressly provided that the foregoing enumeration of specific power shall not be held to limit or restrict in any manner the powers of this corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Delaware.

                      It is the intention that the purposes, objects and powers specified in this Article Third and all subdivisions thereof shall, except as otherwise expressly provided, in nowise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Article, and that each of the purposes, objects, and powers specified in this Article Third shall be regarded as independent purposes, objects, and powers.

         FOURTH: (a) The total number of shares of stock which this corporation shall have authority to issue is six hundred and fifty million (650,000,000) shares of which fifty million (50,000,000) shares shall be shares of Preferred Stock with a par value of one cent ($.01) each, amounting in aggregate to five hundred thousand dollars ($500,000), two hundred fifty million (250,000,000) shares shall be shares of Common Stock Series A of the par value of twenty-five cents ($.25) each, amounting in the aggregate to sixty two million five hundred thousand dollars ($62,500,000), and three fifty hundred million (350,000,000) shares shall be of common Stock Series B of the par value of twenty-five cents ($.25) each, amounting in the aggregate to eighty-seven million five hundred thousand dollars ($87,500,000).

                               (b)      The Preferred Stock may be issued from
time to time in one or more series, and in such amounts as may be determined by the Board of Directors. The designations, powers, preferences and relative, participating optional, conversion and other rights, and the qualifications, limitations and restrictions thereof, of the Preferred Stock of each series, which shall not be fixed by the Certificate of Incorporation, shall be such as may be fixed or altered by resolution or resolutions by the Board of Directors (authority so to do being hereby expressly granted to, and vested in, the Board of Directors) to the full extent now or hereafter permitted by the laws of Delaware.

                               (c)      The designations, powers, preferences
and relative, participating, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, of the Common Stock Series A and the Common Stock Series B shall be as follows:

                               (1) Whenever full dividends have been paid or declared and funds set apart for the payment of dividends on each series of Preferred-Stock which may be issued and outstanding, for the current dividend period and for all past dividend periods in respect of which dividends are cumulative and remain unpaid, and a cash dividend upon the Common Stock Series B shall at any time and from time to time be declared and paid, there shall at that time or at any time thereafter but within the time limits hereinafter in this paragraph set forth, be declared and paid a stock dividend or dividends on the Common Stock Series A payable in shares of Common Stock Series A, the fair value as of the respective dates of declaration (as hereinafter defined) of such stock dividend or dividends paid or payable on each share of Common Stock Series A during any calendar year to be equivalent to the cash dividend or dividends paid or payable on each share of Common Stock Series B during such calendar year pursuant to this paragraph. For the purpose of the foregoing sentence the determination of the fair value of the Common Stock Series A shall be made as of the respective dates of declaration of such dividend or dividends by the Board of Directors of the corporation in its sole discretion and such determination shall be final and conclusive. Without limiting the generality of the foregoing, the Board of Directors may, in making such determination of fair value, consider the bid and asked price of the Common Stock Series A on the business day next preceding the date of the declaration of such dividend (or if not available for such date on the next preceding date on which such quotation is available) as quoted by the National Quotation Bureau, Inc. or an organization performing functions similar thereto and such other factors as the Board of Directors may deem to be relevant, including without limitation, that the value of such stock after the record date may be reduced by the declaration of the dividend and any factors which would affect the market value of such stock dividend shares. The Board of Directors of the corporation may in its sole discretion declare a dividend or dividends on the Common Stock. Series A on dates different from the date on which a cash dividend or dividends are declared on the Common Stock Series B and may fix separate record dates and/or separate payment dates different from the record dates or payment dates of the cash dividend or dividends declared on the Common Stock Series B, provided however, that the record date and the payment date of any dividend on the Common Stock Series A shall be within one year from the date of declaration thereof, and provided further that the fair value as of the respective dates of declaration (as herein defined) of all stock dividends paid on each share of Common Stock Series A during any calendar year pursuant to this Paragraph shall be equivalent to the total cash dividends paid only on each share of Common Stock Series B during such calendar year pursuant to this paragraph. This paragraph shall be applicable only where a dividend is declared on the Common Stock Series B payable only in cash and the Board of Directors does not at the same time declare a dividend in an equal amount only in cash on the Common Stock Series A, which the Board of Directors shall have the right to do. The provisions of this paragraph are not intended to cover, or apply to, any case where a dividend is declared on the Common Stock Series B payable in stock or any other property in which event the same dividend shall be declared at the same time on the Common Stock Series A as provided in paragraph (4) of subdivision
                      (c) of this Article FOURTH. The corporation shall not issue fractional shares in satisfaction of any stock dividend but in lieu of fractional shares it shall issue scrip certificates (exchangeable, together with other scrip certificates aggregating one or more full shares, for stock certificates representing such full share or shares of stock), for any fraction of a share of stock. The terms and form of which are to be approved by the Board of Directors of the corporation. Until the exchange thereof for certificates for full shares of stock, the holders of such scrip certificates shall not be entitled to receive dividends or to vote or to any other rights and/or privileges as stockholders of the corporation. The Board of Directors of the corporation shall, in any instance, have the full power and authority to prescribe other methods by which settlement for fractional shares shall be made, in lieu of delivering such scrip certificates for fractional shares, and may, without limiting the generality of the foregoing, make a cash settlement in respect thereof in such amount as shall be determined by the Board of Directors or provide for the combination of such fractions into a number of whole shares of stock equal to the aggregate of the fractional shares which the holders of the shares of Common Stock of the corporation would otherwise be entitled to receive and the delivery thereof to the corporation or its designee as agent for said stockholders to sell the said whole shares of stock and to pay the net proceeds of the sale to those stockholders who would otherwise have been entitled to fractional shares pro rata in accordance with their respective fractional share interests and upon such other terms as may be provided by the Board of Directors of the corporation.

                               (2) The Common  Stock  Series A, at the option of
                      the respective holders thereof, shall be exchangeable for Common Stock Series B of the corporation, from time to time, subject to the provisions hereinafter set forth in the ratio of one (1) share of Common Stock Series B for one (1) share of Common Stock Series A (whether or not any dividend shall have been declared on the Common Stock Series A and remain unpaid but this shall not prevent a stockholder who shall exchange his shares after a record date from receiving any dividend payable to Series A stockholders of record on that date), upon surrender to the corporation or to its transfer agent of the certificates of Common Stock Series A, so to be exchanged, duly endorsed in blank for transfer; provided however that if any such shares of Common Stock Series A are surrendered for exchange on or between the date on which a cash dividend is declared on the Common Stock Series B and the date fixed by the Board of Directors of the corporation for determining the holders of the Common Stock Series B entitled to receive such cash dividend, the said shares of Common Stock Series A shall be exchanged for shares of Common Stock Series B on and as of the business day next following the record date for determining the holders of the Common Stock Series B entitled to receive such cash dividend and until such exchange is so made any such stockholder shall be treated for all purposes as the holder of the shares of Common Stock Series A so surrendered for exchange. So long as any of the Common Stock Series A remains outstanding, there shall be reserved such number of shares of Common Stock Series B for exchange as shall be required pursuant to the provisions herein contained.

                               (3) The  Board of  Directors  of the  corporation
                      shall have the right, in its solo discretion, to require all of the holders of the Common Stock Series A to exchange all of their Common Stock Series A for Common Stock Series B of the corporation in the ratio of one (1) share of Common Stock Series B for one (1) share of Common Stock Series A (whether or not any dividend shall have been declared on the Common Stock Series A and remain unpaid but this shall not prevent a stockholder who shall exchange his shares after a record date from receiving any dividend payable to Series A stockholders of record on that date). Notice of the requirement for such exchange shall be given by the corporation at least thirty days prior to the date fixed for such exchange to the holders of record of all the outstanding Common Stock Series A and an affidavit of mailing of such notice by an employee of the corporation or any employee of the transfer agent shall be conclusive evidence of the mailing of such notice. If notice of such exchange shall have been duly given as herein provided, and any holder of Common Stock Series A shall not have surrendered all his certificates of Common Stock Series A to the corporation or its transfer agent for exchange, duly endorsed in blank for transfer, then from and after the exchange date so specified in the notice, any and all rights and privileges of such holders of Common Stock Series A, as holders of Common Stock Series A, shall cease and terminate, except the right to receive shares of Common Stock Series B in exchange for his shares of Common Stock Series A as hereinabove provided, and from and after the exchange date so specified in the notice all Common Stock Series A outstanding shall be and become Common Stock Series B with the effect that each holder of the outstanding shares of Common Stock Series A shall thereupon be and become the holder of one share of Common Stock Series B for every share of Common Stock Series A then held by him.


                               (4) In all other respects the designations, powers, preferences and relative, participating, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, of the Common Stock Series A and the Common Stock Series B shall be the same, and without limiting the generality of the foregoing, in the event any dividends payable in any class of stock of the corporation, or in any property, are declared upon the shares of Common Stock Series B of the corporation (which the corporation by action of its Board of Directors shall have the full power and authority to
                      do) the same dividend shall be declared upon the Common Stock Series A of the corporation and in the event any dividends payable in any class of stock of the corporation, or in any property, (except stock dividends which are paid to equalize cash dividends as hereinabove set forth) are declared upon the shares of Common Stock Series A of the corporation, (which the corporation by action of its Board of Directors shall have the full power and authority to do) the same dividend shall be declared upon the Common Stock Series B of the corporation and in the event a cash dividend shall be declared on the shares of Common Stock Series A of the corporation (which the corporation by action of its Board of Directors shall have the full power and authority to do, whenever full dividends have been paid or declared and funds set apart for the payment of dividends on each series of Preferred Stock which may be issued and outstanding, for the current dividend period and for all past dividend periods in respect of which dividends are cumulative and remain unpaid) an equal cash dividend shall be declared on the shares of Common Stock Series B of the corporation.

                      (d) Unless otherwise expressly required by applicable law, each holder of Common Stock Series A and Common Stock Series B shall at every meeting of the stockholders be entitled to one vote in person or by written proxy signed by him for each share of Common Stock Series A and Common Stock Series B owned by him and shall be entitled and required to vote as part of a single class, i.e., Common Stock (without distinction as to Series A or Series B) upon all such matters as may come before the stockholders including without limitation the election of directors, which shall be decided by majority vote of the Common Stock present or represented by proxy and entitled to vote at the meeting. The stockholders of this corporation shall have no preemptive right to subscribe to any issue of shares of stock of this corporation now or hereafter made.

FIFTH:   The minimum amount of capital with which it will commence business is
One Thousand Dollars ($1,000.00).

SIXTH:   The name and place of residence of each of the incorporators are as follows:

      NAME                                             RESIDENCE
      L.H. HERMAN                                      Wilmington, Delaware
      WALTER LENZ                                      Wilmington, Delaware
      W.T. HOBSON                                      Wilmington, Delaware

SEVENTH: This corporation is to have perpetual existence.

EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH:   In  furtherance  and not in limitation of the powers  conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

                      To make, alter, and repeal the by-laws subject to the power of the stockholders to change or repeal such bylaws; provided, however, that prior to the second Tuesday in March, 1937, no by-laws shall be adopted or amended by the directors so as to authorize or provide (a) for the holding of any meeting of stockholders for the election of directors at any place other than Minneapolis, Minnesota or at any time prior to the holding of the first annual meeting of stockholders for election of directors on the second Tuesday in March, 1937; or (b) for the holding of meetings of directors, prior to such first meeting of stockholders for the election of directors, at any place other than as provided in the original by-laws;

                      To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to alter or abolish any such reserve;

                      To fix, determine, and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart for working capital.

                      All of the powers of this corporation, insofar as the same lawfully may be vested by this Certificate in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation.

                      Directors need not be elected by ballot, unless voting by ballot shall be requested by the holders of ten percent (10%) or more of the shares of stock represented at the meeting of stockholders at which the directors are to be elected.

TENTH: This corporation may in its by-laws make any other provisions or requirements for the management or conduct of the business of this corporation provided the same be not inconsistent with the provisions of this Certificate or contrary to the laws of the State of Delaware, and subject to the limitations upon amendment of by-laws contained in this Certificate of Incorporation.

ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and all rights conferred on officers, directors, and stockholders herein are granted subject to this reservation.

TWELFTH: A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                      B. No modification or repeal of the provisions of this Article shall adversely affect any right or protection of any director of the corporation existing at the date of such modification or repeal or create any liablity or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.



IN WITNESS WHEREOF, said CITIZENS UTILITIES COMPANY has caused this Certificate to be signed by L. Russell Mitten, its Vice President, and attested by Charles
J. Weiss, its Secretary, on this _______ day of June, 1996.


                            CITIZENS UTILITIES COMPANY



                                       By:_______________________________
                                              Livingston E. Ross
                                                Vice President
ATTEST:



By:___________________________
                                    Charles J. Weiss
                                       Secretary